Exhibit 24.5

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below hereby constitutes and appoints Michael J. Sonnenfeld and Robert G. Partlow, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: March 23, 2005

/s/ David A. Schoenholz
David A. Schoenholz, Director